EXHIBIT 99

For Release: July 11, 2007

Contact: Kenneth D. DenBesten, Senior VP, Finance and Secretary

Phone: (615) 890-9100

NHI Receives Loan Payoff

National Health Investors, Inc. (NHI) announced today that it has received payoff at par of a mortgage loan investment in the amount of $44,500,000.  The recovery of amounts previously written down related to this loan will have a positive impact on earnings during the third quarter of 2007 in the amount of $21,300,000.  The funds received from this customer are expected to decrease interest income in 2007 by an estimated $1,000,000 as NHI plans to invest the funds in short-term investments until the Company can identify longer-term investments.

NHI specializes in the financing of health care real estate by first mortgage and by purchase and leaseback transactions.  The common stock of National Health Investors trades on the New York Stock Exchange with the symbol NHI.  Additional information, including NHI’s most recent press releases, may be obtained on our web site at www.nhinvestors.com.

Statements in this press release that are not historical facts are forward-looking statements. NHI cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHI’s judgment as of the date of this release.